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                                                                     EXHIBIT 5.1



            [NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. LETTERHEAD]




                                 June 11, 1998



First Community Corporation
5455 Sunset Boulevard
Lexington, South Carolina 29072

     Re:  Form S-2 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to First Community Corporation, a South Carolina corporation (the "Company"), in connection with the registration of 517,500 shares of the Company's $1.00 par value common stock (the "Common Stock") pursuant to a registration statement on Form S-2 initially filed with the Securities and Exchange Commission (the "Commission") on May 19, 1998 (the "Registration Statement").

     We have examined and are familiar with the Articles of Incorporation and the Bylaws of the Company, as the same have been amended through the date of this letter, and have examined the original, or copies certified or otherwise identified to our satisfaction, of corporate record, including minute book, of the Company. We have also examined the Registration Statement and such statues and other record, instruments and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the authenticity of the originals of such copies, the genuiness of all signatures and the legal capacity and mental competence of all natural persons.

     On the basis of and in reliance upon the foregoing, we are of the opinion that the Common Stock registered under the Registration Statement when duly issued and delivered as described in the Registration Statement (in the form declared effective by the Commission) and duly purchased and paid for, will be legally issued, fully paid and nonassessable.

     This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the statement made regarding our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                   Very truly yours,


                                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.



                                   By:/s/ Neil E. Grayson
                                      ----------------------------
                                      NEIL E. GRAYSON